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                                                                   EXHIBIT 10.13


                       FIRST AMENDED EMPLOYMENT AGREEMENT


      THIS FIRST AMENDED EMPLOYMENT AGREEMENT is made and entered into as of October 1, 1997, by and between Eric Moser (the "Employee") and Waste Connections, Inc., a Delaware corporation (the "Company"), and amends and restates the Employment Agreement entered into by the parties as of October 1, 1997, with reference to the following facts.

      The Company desires to engage the services and employment of the Employee for the period provided in this Agreement, and the Employee is willing to accept employment by the Company for such period, on the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein, the Company and the Employee agree as follows:

      1. Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, for the Term stated in
Section 3 hereof and on the other terms and conditions herein.

      2. Position and Responsibilities. During the Term, the Employee shall serve as the Company's Divisional Controller for Washington and Idaho, reporting directly to the Company's Corporate Controller, and perform such other duties and responsibilities as the Corporate Controller or the Board of Directors (the "Board") of the Company may reasonably assign to the Employee from time to time. The Employee shall be based in Vancouver, Washington. The Employee shall devote such time and attention to his duties as are necessary to the proper discharge of his responsibilities hereunder. The Employee agrees to perform all duties consistent with (a) policies established from time to time by the Company and
(b) all applicable legal requirements.

      3. Term. The period of the Employee's employment under this Agreement (the "Term") commenced on October 1, 1997, and shall continue through September 30, 2000, unless terminated earlier as provided herein or extended by the Board. At the end of the initial Term, this Agreement shall be renewed automatically for successive Terms of one year, unless either party shall have given the other notice of termination hereof as provided herein.

      4.    Compensation, Benefits and Reimbursement of Expenses.

            (a) Compensation. The Company shall compensate the Employee during the Term of this Agreement as follows:

                  (1) Base Salary. The Employee shall be paid a base salary ("Base Salary") of not less than Sixty Thousand Dollars ($60,000) per year in installments consistent with the Company's usual practices. The Board shall review the Employee's Base Salary on


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October 1 of each year or more frequently, at the times prescribed in salary administration practices applied generally to management employees of the Company; provided, however, that if an IPO Closing (as defined below) with respect to the Company's Common Stock occurs on or before October 1, 1998, the Employee shall be offered the position of Assistant Corporate Controller beginning October 1, 1998, with a Base Salary of Eighty Thousand Dollars ($80,000) per year, provided that the Employee relocates to the Sacramento, California area by November 1, 1998. If the Employee is offered such position and rejects it, he and the Company shall renegotiate his Base Salary as of October 1, 1998. If an IPO Closing does not occur by October 1, 1998, the Employee's Base Salary shall be adjusted on that date to Seventy Thousand Dollars ($70,000) per year. An "IPO Closing" means (i) the date the shares of the Company's Common Stock issued in an initial public offering registered under the Securities Act of 1933, as amended (an "IPO"), are sold to the underwriter, if the IPO is a fully underwritten offering, or (ii) the day following the closing of the Company's IPO, if the IPO is a best efforts offering.

                  (2) Performance Bonus. The Employee shall be entitled to an annual cash bonus (the "Bonus") based on the Company's attainment of reasonable financial objectives to be determined annually by the Board. The maximum annual Bonus will equal twenty percent (20%) of the applicable year's ending Base Salary and will be payable if the Board determines, in its sole and exclusive discretion, that that year's financial objectives have been fully met. Notwithstanding the foregoing, the Employee will be guaranteed a minimum Bonus of $5,000 for the 15-month period ending December 31, 1998, and the total Bonus for such period shall not be subject to the maximum percentage limit described above. Such minimum Bonus shall be paid on February 15, 1998, and any additional Bonus for such period shall be paid no later than February 20, 1999. The Bonus with respect to fiscal years beginning after December 31, 1998 shall be paid in accordance with the Company's bonus plan, as approved by the Board; provided that in no case shall any portion of the Bonus with respect to any such fiscal year be paid more than seventy-five (75) days after the end of such fiscal year.

                  (3) Grant of Options. On the date of this Agreement, the Company shall grant to the Employee, for no additional consideration, stock options (the "Options") to purchase 85,000 shares of the Company's Common Stock under the Company's Stock Option Plan. The Options shall have a term of 10 years from the date of such grant. Options to purchase 50,000 of the 85,000 shares of Common Stock shall be exercisable at a price of $2.80 per share and shall vest and become exercisable with respect to 25,000 such shares on October 1, 1998, and with respect to 25,000 such shares on October 1, 1999. Options to purchase 35,000 of the 85,000 shares shall be exercisable at a price of $10.50 per share and shall vest and become exercisable with respect to 11,667 such shares on October 1, 1998, with respect to 11,667 such shares on October 1, 1999, and with respect to 11,666 such shares on October 1, 2000. The Options shall be incentive stock options to the extent permitted under the Company's Stock Option Plan, and the terms of the Options shall be described in more detail in Stock Option Agreements to be entered into between the Employee and the Company. If at any time while any of the Options are still outstanding the Company amends its Stock Option Plan to provide for a less favorable vesting schedule for stock options than that provided herein, any Options then outstanding shall thereupon be converted to warrants entitling the Employee to


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purchase the number of shares of Common Stock for which the Employee's then outstanding Options may be exercised, on the same terms as provided under such Options.

            If the Employee's employment by the Company is terminated by the Company without Cause (as defined in Section 7(a)) or by the Employee for Good Reason (as defined in Section 8(a)) before all of the Options have vested, all of the outstanding Options shall become vested on such termination. If the Employee's employment by the Company is terminated by the Company for Cause or by the Employee without Good Reason before all of the Options have vested, the Employee shall forfeit any Options that are unvested as of the termination date.

                  (4) Grant of Restricted Stock. On the date of this Agreement, the Company shall sell to the Employee, for $0.01 per share in cash, 10,000 shares of the Company's Common Stock (the "Restricted Stock"). Such Restricted Stock shall not be transferable initially by the Employee, but 3,333 shares of Restricted Stock shall become unrestricted and freely transferable (subject to compliance with all applicable Federal and state securities laws) on each of October 1, 1998, and October 1, 1999, and the remaining 3,334 shares of Restricted Stock shall become unrestricted and freely transferable (subject to compliance with all applicable Federal and state securities laws) on October 1, 2000. If a Change in Control of the Company (as defined in Section 10(b)) occurs before all of the Employee's Restricted Stock has become unrestricted and freely transferable under this Section 4(a)(4), all of the Employee's shares of Restricted Stock shall immediately become unrestricted and freely transferable on such Change of Control, and all shares of Restricted Stock granted to the Employee hereunder shall be treated as owned by the Employee without restriction for the purpose of determining the Employee's percentage ownership of the Company on such Change of Control. If before all of the Employee's Restricted Stock has become unrestricted and freely transferable under this Section 4(a)(4), the Employee's employment is terminated by the Company without Cause (as defined in Section 7(a)) or by the Employee for Good Reason (as defined in Section 8(a)), all of the Employee's shares of Restricted Stock shall immediately become unrestricted and freely transferable on such termination. If the Employee's employment is terminated by the Company for Cause or by the Employee without Good Reason before all of the Restricted Stock has become unrestricted and freely transferable, the Company may, within 90 days after such termination of employment, repurchase from the Employee for $0.01 per share in cash any shares of Restricted Stock that are subject to restrictions on transfer under this Section 4(a)(4) as of the termination date. The Employee may in his sole discretion file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Restricted Stock.

            (b) Other Benefits. During the Term, the Company shall provide the Employee with a cellular telephone and will pay or reimburse the Employee's monthly service fee and costs of calls attributable to Company business. During the Term, the Employee shall be entitled to receive all other benefits of employment generally available to other management employees of the Company and those benefits for which management employees are or shall become eligible, including, without limitation and to the extent made available by the Company, medical, dental, disability and prescription coverage, life insurance and tax-qualified retirement


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benefits. The Employee shall be entitled to three (3) weeks of paid vacation each year of his employment.

            (c) Reimbursement of Other Expenses. The Company agrees to pay or reimburse the Employee for all reasonable travel and other expenses (including mileage for business use of employee's personal automobile at the maximum rate permitted under Internal Revenue Service regulations) incurred by the Employee in connection with the performance of his duties under this Agreement on presentation of proper expense statements or vouchers. All such supporting information shall comply with all applicable Company policies relating to reimbursement for travel and other expenses.

            (d) Withholding. All compensation payable to the Employee hereunder is subject to all withholding requirements under applicable law.

      5. Confidentiality. During the Term of his employment, and at all times thereafter, the Employee shall not, without the prior written consent of the Company, divulge to any third party or use for his own benefit or the benefit of any third party or for any purpose other than the exclusive benefit of the Company, any confidential or proprietary business or technical information revealed, obtained or developed in the course of his employment with the Company and which is otherwise the property of the Company or any of its affiliated corporations, including, but not limited to, trade secrets, customer lists, formulae and processes of manufacture; provided, however, that nothing herein contained shall restrict the Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of his duties to the Company.

      6. Property. Both during the Term of his employment and thereafter, the Employee shall not remove from the Company's offices or premises any Company documents, records, notebooks, files, correspondence, reports, memoranda and similar materials or property of any kind unless necessary in accordance with the duties and responsibilities of his employment. In the event that any such material or property is removed, it shall be returned to its proper file or place of safekeeping as promptly as possible. The Employee shall not make, retain, remove or distribute any copies, or divulge to any third person the nature or contents of any of the foregoing or of any other oral or written information to which he may have access, except as disclosure shall be necessary in the performance of his assigned duties. On the termination of his employment with the Company, the Employee shall leave with or return to the Company all originals and copies of the foregoing then in his possession or subject to his control, whether prepared by the Employee or by others.

      7.    Termination By Company.

            (a) Termination for Cause. The employment of the Employee may be terminated for Cause at any time by the Board; provided, however, that before the Company may terminate the Employee's employment for Cause for any reason that is susceptible to cure, the Company shall first send the Employee written notice of its intention to terminate this


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Agreement for Cause, specifying in such notice the reasons for such Cause and those conditions that, if satisfied by the Employee, would cure the reasons for such Cause, and the Employee shall have 60 days from receipt of such written notice to satisfy such conditions. If such conditions are satisfied within such 60-day period, the Company shall so advise the Employee in writing. If such conditions are not satisfied within such 60-day period, the Company may thereafter terminate this Agreement for Cause on written Notice of Termination (as defined in Section 9(a)) delivered to the Employee describing with specificity the grounds for termination. Immediately on termination pursuant to this Section 7(a), the Company shall pay to the Employee in a lump sum his then current Base Salary under Section 4(a)(1) on a prorated basis to the Date of Termination (as defined in Section 9(b)). On termination pursuant to this
Section 7(a), the Employee shall forfeit (i) his Bonus under Section 4(a)(2) for the year in which such termination occurs, and (ii) all outstanding but unvested Options and other options and rights relating to capital stock of the Company, and all shares of Restricted Stock that as of the termination date are still subject to the restrictions on transfer imposed by Section 4(a)(4) shall be subject to repurchase by the Company as provided in Section 4(a)(4). For purposes of this Agreement, Cause shall mean:

                  (1) a material breach of any of the terms of this Agreement that is not immediately corrected following written notice of default specifying such breach;

                  (2)   a breach of any of the provisions of Section 12;

                  (3) repeated intoxication with alcohol or drugs while on Company premises during its regular business hours to such a degree that, in the reasonable judgment of the other managers of the Company, the Employee is abusive or incapable of performing his duties and responsibilities under this Agreement;

                  (4)   conviction of a felony; or

                  (5) misappropriation of property belonging to the Company and/or any of its affiliates.

            (b) Termination Without Cause. The employment of the Employee may be terminated without Cause at any time by the Board on delivery to the Employee of a written Notice of Termination (as defined in Section 9(a)). On the Date of Termination (as defined in Section 9(b)) pursuant to this Section 7(b), the Company shall pay to the Employee in a lump sum an amount equal to the sum of
(i) all Base Salary payable under Section 4(a)(1) through the termination date,
(ii) a pro-rated portion of the maximum Bonus available to the Employee under
Section 4(a)(2) for the year in which the termination occurs, and (iii) an amount equal to the aggregate Total Compensation paid to the Employee by the Company with respect to the twelve months preceding the termination date. For purposes of this section 7(b), the Employee's Total Compensation shall equal the sum of the Base Salary, Bonus, and other benefits and expense reimbursements described in Section 4(b) paid to the Employee by the Company. In addition, on termination of the Employee under this Section 7(b), all of the Employee's outstanding but


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unvested Options and other options and rights relating to capital stock of the
Company shall immediately vest and become exercisable, and all shares of the Employee's Restricted Stock shall immediately become unrestricted and freely transferable. The term of any such options and rights shall be extended to the third anniversary of the Employee's termination. The Employee acknowledges that extending the term of any Option pursuant to this Section 7(b), or Section 7(c), 7(d) or 8(a), could cause such Option to lose its tax-qualified status if such Option is an incentive stock option under the Code and agrees that the Company shall have no obligation to compensate the Employee for any additional taxes he incurs as a result.

            (c) Termination on Disability. If during the Term the Employee should fail to perform his duties hereunder on account of physical or mental illness or other incapacity which the Board shall in good faith determine renders the Employee incapable of performing his duties hereunder, and such illness or other incapacity shall continue for a period of more than six (6) consecutive months ("Disability"), the Company shall have the right, on written Notice of Termination (as defined in Section 9(a)) delivered to the Employee to terminate the Employee's employment under this Agreement. During the period that the Employee shall have been incapacitated due to physical or mental illness, the Employee shall continue to receive the full Base Salary provided for in
Section 4(a)(1) hereof at the rate then in effect until the Date of Termination (as defined in Section 9(b)) pursuant to this Section 7(c). On the Date of Termination pursuant to this Section 7(c), the Company shall pay to the Employee in a lump sum an amount equal to (i) the Base Salary remaining payable to the Employee under Section 4(a)(1) for the full remaining Term, plus (ii) a pro-rated portion of the maximum Bonus available to the Employee under Section 4(a)(2) for the year in which the termination occurs. In addition, on such termination, all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable, and all shares of the Employee's Restricted Stock shall immediately become unrestricted and freely transferable. The term of any such options and rights shall be extended to the third anniversary of the Employee's termination.

            (d) Termination on Death. If the Employee shall die during the Term, the employment of the Employee shall thereupon terminate. On the Date of Termination (as defined in Section 9(b)) pursuant to this Section 7(d), the Company shall pay to the Employee's estate the payments and other benefits applicable to termination without Cause set forth in Section 7(b) hereof. In addition, on termination of the Employee under this Section 7(d), all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable, and all shares of the Employee's Restricted Stock shall immediately become unrestricted and freely transferable. The term of any such options and rights shall be extended to the third anniversary of the Employee's termination. The provisions of this Section 7(d) shall not affect the entitlements of the Employee's heirs, executors, administrators, legatees, beneficiaries or assigns under any employee benefit plan, fund or program of the Company.

      8.    Termination By Employee.


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            (a)   Termination for Good Reason. The Employee may terminate his employment hereunder for Good Reason (as defined below). On the Date of Termination pursuant to this Section 8(a), the Employee shall be entitled to receive, and the Company agrees to pay and deliver, the payments and other benefits applicable to termination without Cause set forth in Section 7(b) hereof. In addition, on termination of the Employee under this Section 8(a), all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable, and all shares of the Employee's Restricted Stock shall immediately become unrestricted and freely transferable. The term of any such options and rights shall be extended to the third anniversary of the Employee's termination.

            For purposes of this Agreement, "Good Reason" shall mean:

                  (1) assignment to the Employee of duties inconsistent with his responsibilities as they existed on the date of this Agreement; a substantial alteration in the title(s) of the Employee (so long as the existing corporate structure of the Company is maintained); or a substantial alteration in the status of the Employee in the Company organization as it existed on the date of this Agreement;

                  (2) the relocation of the Employee to a location more than fifty (50) miles from Vancouver;

                  (3) a reduction by the Company in the Employee's Base Salary without the Employee's prior approval;

                  (4) a failure by the Company to continue in effect, without substantial change, any benefit plan or arrangement in which the Employee was participating or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce his benefits under any benefit plan (unless such changes apply equally to all other management employees of Company);

                  (5) any material breach by the Company of any provision of this Agreement without the Employee having committed any material breach of his obligations hereunder, which breach is not cured within twenty (20) days following written notice thereof to the Company of such breach; or

                  (6) the failure of the Company to obtain the assumption of this Agreement by any successor entity.

            (b) Termination Without Good Reason. The Employee may terminate his employment hereunder without Good Reason on written Notice of Termination delivered to the Company setting forth the effective date of termination. If the Employee terminates his employment hereunder without Good Reason, he shall be entitled to receive, and the Company agrees to pay on the effective date of termination specified in the Notice of Termination, his


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current Base Salary under Section 4(a)(1) hereof on a prorated basis to such date of termination. On termination pursuant to this Section 8(b), the Employee shall forfeit (i) his Bonus under Section 4(a)(2) for the year in which such termination occurs, and (ii) all outstanding but unvested Options and other options and rights relating to capital stock of the Company, and all shares of Restricted Stock that as of the termination date are still subject to the restrictions on transfer imposed by Section 4(a)(4) shall be subject to repurchase by the Company as provided in Section 4(a)(4).

      9.    Provisions Applicable to Termination of Employment.

            (a) Notice of Termination. Any purported termination of Employee's employment by the Company pursuant to Section 7 shall be communicated by Notice of Termination to the Employee as provided herein, and shall state the specific termination provisions in this Agreement relied on and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment ("Notice of Termination"). If the Employee terminates under Section 8, he shall give the Company a Notice of Termination.

            (b) Date of Termination. For all purposes, "Date of Termination" shall mean, for Disability, thirty (30) days after Notice of Termination is given to the Employee (provided the Employee has not returned to duty on a full-time basis during such 30-day period), or, if the Employee's employment is terminated by the Company for any other reason or by the Employee, the date on which a Notice of Termination is given.

            (c) Benefits on Termination. On termination of this Agreement by the Company pursuant to Section 7 or by the Employee pursuant to Section 8, all profit-sharing, deferred compensation and other retirement benefits payable to the Employee under benefit plans in which the Employee then participated shall be paid to the Employee in accordance with the provisions of the respective plans.

      10.   Change In Control.

            (a) Payments on Change in Control. Notwithstanding any provision in this Agreement to the contrary, unless the Employee elects in writing to waive this provision, a Change in Control (as defined below) of the Company shall be deemed a termination of the Employee without Cause, and the Employee shall be entitled to receive and the Company agrees to pay to the Employee in a lump sum the same amount determined under Section 7(b) that is payable to the Employee on termination without Cause. In addition, on a Change of Control, all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable, the term of any such options and rights shall be extended to the third anniversary of the Employee's termination, and all shares of the Employee's Restricted Stock shall immediately become unrestricted and freely transferable.


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            After a Change in Control, if any previously outstanding Option or other option or right (the "Terminated Option") relating to the Company's capital stock does not remain outstanding, the successor to the Company or its then Parent (as defined below) shall either:

                  (i) Issue an option, warrant or right, as appropriate (the "Successor Option"), to purchase common stock of such successor or Parent in an amount such that on exercise of the Successor Option the Employee would receive the same number of shares of the successor's/Parent's common stock as the Employee would have received had the Employee exercised the Terminated Option immediately prior to the transaction resulting in the Change in Control and received shares of such successor/Parent in such transaction. The aggregate exercise price for all of the shares covered by such Successor Option shall equal the aggregate exercise price of the Terminated Option; or

                  (ii) Pay the Employee a bonus within ten (10) days after the consummation of the Change in Control in an amount agreed to by the Employee and the Company. Such amount shall be at least equivalent on an after-tax basis to the net after-tax gain that the Employee would have realized if he had been issued a Successor Option under clause (i) above and had immediately exercised such Successor Option and sold the underlying stock, taking into account the different tax rates that apply to such bonus and to such gain, and such amount shall also reflect other differences to the Employee between receiving a bonus under this clause (ii) and receiving a Successor Option under clause (i) above.

            (b) Definitions. For the purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) there shall be consummated (aa) any reorganization, liquidation or consolidation of the Company, or any merger or other business combination of the Company with any other corporation, other than any such merger or other combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction, (bb) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or if
(ii) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's outstanding voting securities (except that for purposes of this Section 10(b), "person" shall not include any person or any person that controls, is controlled by or is under common control with such person, who as of the date of this Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership of the Company) or if (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least one-half of the


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membership thereof unless the election, or the nomination for election by the
Company's shareholders, of each new director was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of the period.

            The term "Parent" means a corporation, partnership, trust, limited liability company or other entity that is the ultimate "beneficial owner" (as defined above) of fifty percent (50%) or more of the Company's outstanding voting securities.

      11. Gross Up Payments. If all or any portion of any payment or benefit that the Employee is entitled to receive from the Company pursuant to this Agreement (a "Payment") constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and as such is subject to the excise tax imposed by Section 4999 of the Code or to any similar Federal, state or local tax or assessment (the "Excise Tax"), the Company or its successors or assigns shall pay to the Employee an additional amount (the "Gross-Up Payment") with respect to such Payment. The amount of the Gross-Up Payment shall be sufficient that, after paying (a) any Excise Tax on the Payment, (b) any Federal, state or local income or employment taxes and Excise Tax on the Gross-Up Payment, and (c) any interest and penalties imposed in respect of the Excise Tax, the Employee shall retain an amount equal to the full amount of the Payment. For the purpose of determining the amount of any Gross-Up Payment, the Employee shall be deemed to pay Federal income taxes at the highest marginal rate applicable in the calendar year in which the Gross-Up Payment is made, and state and local income taxes at the highest marginal rate applicable in the state and locality where the Employee resides on the date the Gross-Up Payment is made, net of the maximum reduction in Federal income taxes that could be obtained from deducting such state and local taxes.

            The Gross-Up Payment with respect to any Payment shall be paid to the Employee within ten (10) days after the Internal Revenue Service or any other taxing authority issues a notice stating that an Excise Tax is due with respect to the Payment, unless the Company undertakes to challenge the taxing authority on the applicability of such Excise Tax and indemnifies the Employee for (a) any amounts ultimately determined to be payable, including the Excise Tax and any related interest and penalties, (b) all expenses (including attorneys' and experts' fees) reasonably incurred by the Employee in connection with such challenge, as such expenses are incurred, and (c) all amounts that the Employee is required to pay to the taxing authorities during the pendency of such challenge (such amounts to be repaid by the Employee to the Company if they are ultimately refunded to the Employee by the taxing authority).

      12.   Non-Competition and Non-Solicitation.

            (a) In consideration of the provisions hereof, for the period commencing on the date hereof and ending on the first anniversary of the termination of this Agreement by the Company with Cause pursuant to Section 7(a) or by the Employee without Good Reason pursuant to Section 8(b), the Employee will not, except as specifically provided below, anywhere in any county in any state in which the Company is engaged in business as of such termination date, directly or indirectly, acting individually or as the owner, shareholder, partner or


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management employee of any entity, (i) engage in the operation of a solid waste collection, transporting or disposal business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ as a manager of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of management salary, commissions or otherwise from, any business engaged in such activities in such counties; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including without limitation, as a sole proprietor, partner, shareholder, officer, director, principal agent or trustee; provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or quoted on any NASDAQ market, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business.

            (b) After termination of this Agreement by the Company with Cause pursuant to Section 7(a) or by the Employee without Good Reason pursuant to
Section 8(b), the Employee shall not (i) solicit any residential or commercial customer of the Company to whom the Company provides service pursuant to a franchise agreement with a public entity in any county in any state in which the Company is engaged in business as of such termination date, (ii) solicit any residential or commercial customer of the Company to enter into a solid waste collection account relationship with a competitor of the Company in any such county, (iii) solicit any such public entity to enter into a franchise agreement with any such competitor, (iv) solicit any officer, employee or contractor of the Company to enter into an employment or contractor agreement with a competitor of the Company or otherwise interfere in any such relationship, or
(v) solicit on behalf of a competitor of the Company any prospective customer of the Company that the Employee called on or was involved in soliciting on behalf of the Company during the Term, in each case until the second anniversary of the date of such termination, unless otherwise permitted to do so by Section 12(a).

            (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 12 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specified words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      13. Indemnification. As an employee and agent of the Company, the Employee shall be fully indemnified by the Company to the fullest extent permitted by applicable law in connection with his employment hereunder.


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
      14. Survival of Provisions. The obligations of the Company under Section 13 of this Agreement, and of the Employee under Section 12 of this Agreement, shall survive both the termination of the Employee's employment and this Agreement.

      15. No Duty to Mitigate; No Offset. The Employee shall not be required to mitigate damages or the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other sources or offset against any other payments made to him or required to be made to him pursuant to this Agreement.

      16. Assignment; Binding Agreement. The Company may assign this Agreement to any parent, subsidiary, affiliate or successor of the Company. This Agreement is not assignable by the Employee and is binding on him and his executors and other legal representatives. This Agreement shall bind the Company and its successors and assigns and inure to the benefit of the Employee and his heirs, executors, administrators, personal representatives, legatees or devisees. The Company shall assign this Agreement to any entity that acquires its assets or business.

      17. Notice. Any written notice under this Agreement shall be personally delivered to the other party or sent by certified or registered mail, return receipt requested and postage prepaid, to such party at the address set forth in the records of the Company or to such other address as either party may from time to time specify by written notice.

      18. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties relating to the Employee's employment and supersedes all oral or written prior discussions, agreements and understandings of every nature between them. This Agreement may not be changed except by an agreement in writing signed by the Company and the Employee.

      19. Waiver. The waiver of a breach of any provision of this Agreement shall not operate or as be construed to be a waiver of any other provision or subsequent breach of this Agreement.

      20. Governing Law and Jurisdictional Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

      21. Severability. In case any one or more of the provisions contained in this Agreement is, for any reason, held invalid in any respect, such invalidity shall not affect the validity of any other provision of this Agreement, and such provision shall be deemed modified to the extent necessary to make it enforceable.

      22. Enforcement. It is agreed that it is impossible to measure fully, in money, the damage which will accrue to the Company in the event of a breach or threatened breach of Sections 5, 6, or 12 of this Agreement, and, in any action or proceeding to enforce the provisions of Sections 5, 6 or 12 hereof, the Employee waives the claim or defense that the Company has an adequate remedy at law and will not assert the claim or defense that such a


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
remedy at law exists. The Company is entitled to injunctive relief to enforce the provisions of such sections as well as any and all other remedies available to it at law or in equity without the posting of any bond. The Employee agrees that if the Employee breaches any provision of Section 12, the Company may recover as partial damages all profits realized by the Employee at any time prior to such recovery on the exercise of any warrant, option or right to purchase the Company's Common Stock and the subsequent sale of such stock, and may also cancel all outstanding such warrants, options and rights.

      23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

      24. Due Authorization. The execution of this Agreement has been duly authorized by the Company by all necessary corporate action.

      IN WITNESS WHEREOF, the parties have executed and delivered this First Amended Employment Agreement as of the day and year set forth above.

                                       WASTE CONNECTIONS, INC., a Delaware
                                       corporation



                                       By: _____________________________________

                                       Printed Name: ___________________________

                                       Title: __________________________________



                                       EMPLOYEE:


                                       _________________________________________
                                                      Eric Moser


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